EXHIBIT 23.4



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-44609 and No. 333-28633 on Form S-8, and No. 333-53635 on Form S-3 of
Western Bancorp of our report, dated January 24, 1997, on the consolidated statements of operations, changes in shareholders' equity and cash flows of SC Bancorp and its subsidiary for the year ended December 31, 1996, appearing in this Annual Report on Form 10-K of Western Bancorp for the year ended December 31, 1998.



                                                    /s/ DELOITTE & TOUCHE LLP


March 26, 1999
Los Angeles, California